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                                                          FILED #C25210-96
                                                            NOV 08 2001
                                                         IN THE OFFICE OF
                                                            DEAN HELLER
                                                  DEAN HELLER SECRETARY OF STATE


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)
                                    Filed by:

                       CREATIVE TECHNOLOGIES HOLDINGS INC.
                               Name of Corporation


        We the undersigned CHRIS ALBORNOZ, President
                           ---------------------------
                           President or Vice President


VALENTINO GUZMAN, Secretary of CREATIVE TECHNOLOGIES HOLDINGS, INC.
---------------------------    ------------------------------------
Secretary or Assistant Secretary             Name of Corporation

do hereby certify:

        That the Board of Directors of said corporation at a meeting duly convened, held on the 12th of September, 2001, adopted a resolution to amend the original articles as follows:

        RESOLVED: That Article IV, Section 4.01 of the Articles of Incorporation be amended to read in full as follows:

        "Section 4.01 - Number and Class. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock.

        The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

        The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them."

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 12,600,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                          /S/ CHRIS ALBORNOZ
                                        ----------------------------------------
                                        CHRIS ALBORNOZ
                                        President


                                          /S/ VALENTINO GUZMAN
                                        ----------------------------------------
                                        VALENTINO GUZMAN
                                        Secretary